Exhibit 23.2

Mad Catz Interactive, Inc.

7480 Mission Valley Road

Suite 101

San Diego

California 92108

USA

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No.333-103798) of Mad Catz Interactive, Inc., of our report dated June 21, 2006, relating to the financial statements of Mad Catz Europe Limited for the year ended March 31, 2006 which appears in this Form 10-K.

/S/ BDO STOY HAYWARD, LLP

BDO Stoy Hayward LLP

21 June 2006